UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

SEP ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40679	86-2365445
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas 77098

(Address of Principal Executive Offices) (Zip Code)

(713) 715-6820

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	SEPAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SEPA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SEPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, SEP Acquisition Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of August 23, 2023, by and among the Company, SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE”), and SEP Acquisition Holdings Inc., a Nevada corporation and a wholly owned subsidiary of the Company, as amended by that certain Amendment Number One to Agreement and Plan of Merger, dated February 27, 2024, Amendment Number Two to Agreement and Plan of Merger, dated April 24, 2024, and Amendment Number Three to Agreement and Plan of Merger, dated May 28, 2024 (the “Merger Agreement”).

On June 25, 2024, the Company received written notice from SANUWAVE that SANUWAVE had elected to terminate the Merger Agreement pursuant to Section 7.1(k) thereof and that, as a result, the Merger Agreement is now void. The written notice provided that there shall be no liability on the part of any party or any of their respective representatives, and all rights and obligations of each party shall cease, except for those provisions which survive termination of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEP Acquisition Corp.

Date: June 26, 2024	By:	/s/ R. Andrew White
Name: R. Andrew White
Title: President and Chief Executive Officer